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                      TOTAL RETURN U.S. TREASURY FUND, INC.
             FLAG INVESTORS TOTAL RETURN U.S. TREASURY FUND SHARES
                             DISTRIBUTION AGREEMENT


         AGREEMENT made as of the 31st day of August, 1997, by and between Total Return U.S. Treasury Fund, Inc., with its principal office and place of business at One South Street, Baltimore, Maryland 21202 (the "Fund"), and ICC Distributors, Inc., a Delaware corporation with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Distributor").

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, may issue its shares of common stock (the "Shares") in separate series and classes and continuously offers for sale its Shares to the public; and

         WHEREAS, the Distributor is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other securities dealers;

         WHEREAS, the Fund offers Shares in one or more series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with
Section 16, being herein referred to as a "Series," and collectively as the "Series") and the Fund offers shares of one or more classes (each such class together with all other classes subsequently established by a Series being herein referred to as a "Class," and collectively as the "Classes");

         WHEREAS, the Fund desires that the Distributor offer the Shares of each Series and Class thereof to the public and the Distributor is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Fund and facilitate the distribution of the Shares;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Fund and the Distributor hereby agree as follows:

         SECTION 1. DELIVERY OF DOCUMENTS AND APPOINTMENT

         (a) The Fund has delivered to the Distributor properly certified or authenticated copies of its Articles of Incorporation and Bylaws (collectively, as amended from time to time, "Organic Documents"), the Fund's Notification of Registration filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to Section 8(a) of the 1940 Act on Form N-8A under the 1940 Act, the Fund's Registration Statement and all amendments thereto filed with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement") and its current Prospectuses and Statements of Additional Information (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and shall

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promptly furnish the Distributor with all amendments of or supplements to the foregoing, each properly certified or authenticated. In addition, the Fund shall furnish the Distributor with properly certified or authenticated copies of all documents, notices and reports filed with the SEC.

         (b) The Fund has delivered to the Distributor certified copies of the resolutions of the Board of Directors (the "Board") authorizing the appointment of the Distributor as distributor and approving this Agreement.

         (b) The Fund hereby appoints the Distributor as its principal underwriter and distributor to sell its Shares to the public and hereby agrees during the term of this Agreement to sell its Shares to the Distributor upon the terms and conditions herein set forth.

         SECTION 2. EXCLUSIVE NATURE OF DUTIES

         The Distributor shall be the exclusive representative of the Fund to act as its principal underwriter and distributor except that the rights given under this Agreement to the Distributor shall not apply to Shares issued in connection with the merger, consolidation or reorganization of any other investment company with the Fund; the Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company; or the reinvestment in Shares by the Fund's shareholders of dividends or other distributions or any other offering by the Fund of securities to its shareholders.

         SECTION 3. PURCHASE OF SHARES; OFFERING OF SHARES

         (a) The Distributor shall have the right to buy from the Fund the Shares needed to fill unconditional orders for unsold Shares of the Fund as shall then be effectively registered under the Securities Act placed with the Distributor by investors or securities dealers or depository institutions or other financial intermediaries acting as agent for their customers or on their own behalf. Alternatively, the Distributor may act as the Fund's agent, to offer, and to solicit offers to subscribe to, unsold Shares of the Fund as shall then be effectively registered under the Securities Act. The Distributor will promptly forward all orders and subscriptions for Shares of the Fund. The price which the Distributor shall pay for Shares purchased by it from the Fund shall be the net asset value, determined as set forth in Section 3(c) hereof, used in determining the public offering price on which the orders are based. The price at which the Distributor shall offer and sell Shares to investors shall be the public offering price, as set forth in Section 3(b) hereof. The Distributor may sell Shares to securities dealers, depository institutions or other financial intermediaries acting as agent for their customers that have entered into agreements with the Distributor pursuant to Section 9 hereof or acting on their own behalf. The Fund reserves the right to sell its Shares directly to investors through subscriptions received by the Fund, but no such direct sales shall affect the sales charges due to the Distributor hereunder.

     (b) The public offering price of the Shares of the Fund, i.e., the price per Share at which the Distributor or selected dealers or selected agents (each as defined in Section 11 hereof) may sell Shares to the public or to those persons eligible to invest in Shares as described in the

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Fund's Prospectus, shall be the public offering price determined in accordance with the then currently effective Prospectus of the Fund or Class thereof under the Securities Act, relating to such Shares, but not to exceed the net asset value at which the Distributor, when acting as principal, is to purchase such Shares, plus, in the case of Shares for which an initial sales charge is assessed, an initial charge equal to a specified percentage or percentages of the public offering price of the Shares as set forth in the current Prospectus relating to the Shares. In the case of Shares for which an initial sales charge may be assessed, Shares may be sold to certain classes of persons at reduced sales charges or without any sales charge as from time to time set forth in the current Prospectus relating to the Shares. The Fund will advise the Distributor of the net asset value per Share at each time as the net asset value per Share shall have been determined by the Fund.

         (c) The net asset value per Share of each Series or Class thereof shall be determined by the Fund, or an agent of the Fund, as of the close of the New York Stock Exchange or such other time as set forth in the applicable Prospectus on the Fund business day in accordance with the method set forth in the Prospectus and guidelines established by the Board.

         (d) The Fund reserves the right to suspend the offering of Shares of any Class at any time in the absolute discretion of the Board, and upon notice of such suspension the Distributor shall cease to offer Shares of the Fund or Classes thereof specified in the notice.

         (e) The Fund, or any agent of the Fund designated in writing to the Distributor by the Fund, shall be promptly advised by the Distributor of all purchase orders for Shares received by the Distributor and all subscriptions for Shares obtained by the Distributor as agent shall be directed to the Fund for acceptance and shall not be binding until accepted by the Fund. Any order or subscription may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Fund (or its agent) will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Fund (or its agent) of payment thereof, will issue such Shares in certificated or uncertificated form pursuant to the instructions of the Distributor. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

                  SECTION 4. REPURCHASE OR REDEMPTION OF SHARES

         (a) Any of the outstanding Shares of the Fund may be tendered for redemption at any time, and the Fund agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Fund's Organic Documents and the Prospectus relating to the Shares. The price to be paid to redeem or repurchase the Shares of the Fund shall be equal to the net asset value calculated in accordance with the provisions of Section 3(b) hereof less, in the case of Shares for which a deferred sales charge is assessed, a deferred sales charge equal to a specified percentage or percentages of the net asset value of those Shares as from time to time set forth in the Prospectus relating to those Shares or their cost, whichever is less. Shares for which a deferred sales charge may be assessed and that have been outstanding for a specified period of

                                      -3-

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time may be redeemed without payment of a deferred sales charge as from time to time set forth in the Prospectus relating to those Shares.

         (b) The Fund or its designated agent shall pay (i) the total amount of the redemption price consisting of the redemption price less any applicable deferred sales charge to the redeeming shareholder or its agent and (ii) except as may be otherwise required by the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretations thereof, any applicable deferred sales charges to the Distributor in accordance with the Distributor's instructions on or before the third business day subsequent to each calendar month-end.

         (c) Redemption of Shares or payment therefor may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Fund of securities owned by the Fund is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or during any other period when the SEC so permits.

         SECTION 5. DUTIES AND REPRESENTATIONS OF THE DISTRIBUTOR

         (a) The Distributor shall use reasonable efforts to sell Shares of the Fund upon the terms and conditions contained herein and in the then current Prospectus. The Distributor shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of Shares. The services of the Distributor to the Fund hereunder are not to be deemed exclusive, and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

         (b) In selling Shares of the Fund, the Distributor shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares. None of the Distributor, any selected dealer, any selected agent or any other person is authorized by the Fund to give any information or to make any representations other than as is contained in the Fund's Prospectus or any advertising materials or sales literature specifically approved in writing by the Fund or its agents.

         (c) The Distributor shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD and any other applicable self-regulatory organization.

         (d) The Distributor will perform its duties hereunder under the supervision of and in accordance with the directives of the Board. The Distributor will perform its duties hereunder in accordance with the Fund's Organic Documents and Prospectuses and with the instructions and

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directions of the Board and will conform to and comply with the requirements of the 1940 Act, the Securities Act and other applicable laws.

         (e) The Distributor shall provide the Board with a written report of the amounts expended in connection with this Agreement as requested by the Board.

         (f) The Distributor represents and warrants to the Fund that:

             (i) It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and it is duly qualified to on its business in the State of Maine;

             (ii) It is empowered under applicable laws and by its Articles of Incorporation to enter into and perform this Agreement;

             (iii) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

             (iv) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

             (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Distributor, enforceable against the Distributor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

             (vi) It is registered under the 1934 Act with the SEC as a broker-dealer, it is a member in good standing of the NASD, it will abide by the rules and regulations of the NASD, and it will notify the Fund if its membership in the NASD is terminated or suspended; and

             (vii) The performance by the Distributor of its obligations hereunder does not and will not contravene any provision of its Articles of Incorporation.

         (g) Notwithstanding anything in this Agreement, including the Appendices, to the contrary, the Distributor makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 11 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

         SECTION 6. DUTIES AND REPRESENTATIONS OF THE FUND

         (a) The Fund shall furnish to the Distributor copies of all financial statements and other documents to be delivered to shareholders or investors at least two Fund business days prior to such delivery and shall furnish the Distributor copies of all other financial statements,

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documents and other papers or information which the Distributor may reasonably request for use in connection with the distribution of Shares. The Fund shall make available to the Distributor the number of copies of its Prospectuses as the Distributor shall reasonably request.

         (b) The Fund shall take, from time to time, subject to the approval of its Board and any required approval of its shareholders, all action necessary to fix the number of authorized Shares (if such number is not limited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

         (c) The Fund shall register or qualify its Shares for sale under the securities laws of the various states of the United States and other jurisdictions ("States") as the Fund, in its sole discretion shall determine. Any registration or qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such registration or qualification.

         (d) The Fund represents and warrants to the Distributor that:

             (i) It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland;

             (ii) It is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

             (iii) All proceedings required by the Organic Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

             (iv) It is registered as an open-end management investment company with the SEC under the 1940 Act;

             (v) All Shares, when issued, shall be validly issued, fully paid and non-assessable;

             (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

             (vii) The performance by the Fund of its obligations hereunder does not and will not contravene any provision of its Articles of Incorporation.

             (viii) The Fund's Registration Statement is currently effective and will remain effective with respect to all Shares of the Fund's Series and Classes thereof being offered for sale;

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             (ix) It will use its best efforts to ensure that its Registration
             Statement and Prospectuses have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder;

             (x) It will use its best efforts to ensure that (A) its Registration Statement and Prospectuses contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder, (B) all statements of fact contained or to be contained in the Registration Statement or Prospectuses are or will be true and correct at the time indicated or on the effective date as the case may be and (C) neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares;

             (xi) It will from time to time file such amendment or amendments to its Registration Statement and Prospectuses as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectuses at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares ("Required Amendments");

             (xii) It shall not file any amendment to its Registration
             Statement or Prospectuses without giving the Distributor reasonable advance notice thereof (which shall be at least three Fund business days); provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to its Registration Statement or Prospectuses, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional; and

             (xiii) It will use its best efforts to ensure that (A) any amendment to its Registration Statement or Prospectuses hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder, (B) all statements of fact contained in the Registration Statement or Prospectuses will, when it becomes effective, be true and correct at the time indicated or on the effective date as the case may be and (C) no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

         SECTION 7. STANDARD OF CARE

         (a) The Distributor shall use its best judgment and efforts in rendering services to the Fund under this Agreement but shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by the Distributor in writing. The Distributor shall not be liable to the Fund or any of the Fund's shareholders for any error of judgment or mistake of law, for any loss arising out of any investment, or for any action or inaction of the

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Distributor in the absence of bad faith, willful misfeasance or gross negligence in the performance of the Distributor's duties or obligations under this Agreement or by reason of the Distributor's reckless disregard of its duties and obligations under this Agreement

         (b) The Distributor shall not be liable to the Fund for any action taken or failure to act in good faith reliance upon:

             (i) the advice of the Fund or of counsel, who may be counsel to the Fund or counsel to the Distributor;

             (ii) any oral instruction which the Distributor receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction (the Distributor shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction);

             (iii) any written instruction or certified copy of any resolution of the Board, and the Distributor may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by the Distributor to have been validly executed; or

             (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by the Distributor to be genuine and to have been signed or presented by the Fund or other proper party or parties;

and the Distributor shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which the Distributor reasonably believes in good faith to be genuine.

         (c) The Distributor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Distributor's employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent the Distributor's obligations hereunder are to oversee or monitor the activities of third parties, the Distributor shall not be liable for any failure or delay in the performance of the Distributor's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with the Distributor.

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         SECTION 8. INDEMNIFICATION

         (a) The Fund will indemnify, defend and hold the Distributor, its employees, agents, directors and officers and any person who controls the Distributor within the meaning of section 15 of the Securities Act or section 20 of the 1934 Act ("Distributor Indemnitees") free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) which any Distributor Indemnitee may incur, under the Securities Act, under the securities laws of the various States or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Fund's Registration Statement or Prospectuses, arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading, or arising out of or based upon any filing made with the regulatory authorities of any State unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Fund in connection with the preparation of the Registration Statement, exhibits to the Registration Statement or filings made with the regulatory authorities of any State by or on behalf of the Distributor ("Distributor Claims").

         After receipt of the Distributor's notice of termination under Section 13(e), the Fund shall indemnify and hold each Distributor Indemnitee free and harmless from and against any Distributor Claim; provided, that the term Distributor Claim for purposes of this sentence shall mean any Distributor Claim related to the matters for which the Distributor has requested amendment to the Fund's Registration Statement and for which the Fund has not filed a Required Amendment, regardless of with respect to such matters whether any statement in or omission from the Registration Statement was made in reliance upon, or in conformity with, information furnished to the Fund by or on behalf of the Distributor.

         (b) The Fund may assume the defense of any suit brought to enforce any Distributor Claim and may retain counsel of good standing chosen by the Fund and approved by the Distributor, which approval shall not be withheld unreasonably. The Fund shall advise the Distributor that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If the Fund assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If the Fund does not assume the defense of any such suit, or if Distributor does not approve of counsel chosen by the Fund or has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Fund, the Fund will reimburse any Distributor Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains. A Distributor Indemnitee shall not settle or confess any claim without the prior written consent of the Fund, which consent shall not be unreasonably withheld or delayed.

         (c) The Distributor will indemnify, defend and hold the Fund and its several officers and directors (collectively, the "Fund Indemnitees"), free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith), but only to the extent that such claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses result from, arise out of or are based upon:

             (i) any alleged untrue statement of a material fact contained in the Fund's Registration Statement or Prospectus or any alleged omission of a material fact required to be stated or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in writing in connection with the preparation of the Registration Statement or Prospectus by or on behalf of the Distributor; or

             (ii) any act of, or omission by, Distributor or its sale representatives that does not conform to the standard of care set forth in Section 7 of this Agreement (collectively, "Fund Claims").

         (d) The Distributor may assume the defense of any suit brought to enforce any Fund Claim and may retain counsel of good standing chosen by the Distributor and approved by the Fund, which approval shall not be withheld unreasonably. The Distributor shall advise the Fund that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If the Distributor assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If the Distributor does not assume the defense of any such suit, or if the Fund does not approve of counsel chosen by the Distributor or has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Distributor, the Distributor will reimburse any Fund Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains. A Fund Indemnitee shall not settle or confess any claim without the prior written consent of the Distributor, which consent shall not be unreasonably withheld or delayed.

         (e) The Fund's and the Distributor's obligations to provide indemnification under this Section is conditioned upon the Fund or the Distributor receiving notice of any action brought against a Distributor Indemnitee or Fund Indemnitee, respectively, by the person against whom such action is brought within twenty (20) days after the summons or other first legal process is served. Such notice shall refer to the person or persons against whom the action is brought. The failure to provide such notice shall not relieve the party entitled to such notice of any liability that it may have to any Distributor Indemnitee or Fund Indemnitee except to the extent that the ability of the party entitled to such notice to defend such action has been materially adversely affected by the failure to provide notice.

         (f) The provisions of this Section and the parties' representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Distributor Indemnitee or Fund Indemnitee and shall survive the

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sale and redemption of any Shares made pursuant to subscriptions obtained by the
Distributor. The indemnification provisions of this Section will inure exclusively to the benefit of each person that may be a Distributor Indemnitee or Fund Indemnitee at any time and their respective successors and assigns (it being intended that such persons be deemed to be third party beneficiaries under this Agreement).

         (g) The Distributor agrees promptly to notify the Fund of the commencement of any litigation or proceeding of which it becomes aware arising out of or in any way connected with the issuance or sale of Shares. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceeding of which it becomes aware arising out of or in any way connected with the issuance or sale of its Shares.

         (h) Nothing contained herein shall require the Fund to take any action contrary to any provision of its Organic Documents or any applicable statute or regulation or shall require the Distributor to take any action contrary to any provision of its Articles of Incorporation or Bylaws or any applicable statute or regulation; provided, however, that neither the Fund nor the Distributor may amend their Organic Documents or Articles of Incorporation and Bylaws, respectively, in any manner that would result in a violation of a representation or warranty made in this Agreement, except if required by any applicable statute or regulation.

         (i) Nothing contained in this section shall be construed to protect the Distributor against any liability to the Fund or the security holders of the Fund to which the Distributor would otherwise be subject by reason of its failure to satisfy the standard of care set forth in Section 7 of this Agreement.

         SECTION 9. NOTIFICATION TO THE DISTRIBUTOR

         The Fund shall advise the Distributor immediately: (i) of any request by the SEC for amendments to the Fund's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Fund's Registration Statement or any Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in the Fund's then current Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the SEC with respect to any amendments to the Fund's Registration Statement or Prospectus which may from time to time be filed with the Commission under the 1940 Act or the Securities Act.

         SECTION 10. COMPENSATION; EXPENSES

         (a) In consideration of the Distributor's services in connection with the distribution of Shares of the Fund and each Class thereof, the Distributor shall receive: (i) any applicable sales charge assessed upon investors in connection with the purchase of Shares; (ii) from the Fund, any applicable contingent deferred sales charge ("CDSC") assessed upon investors in connection with the redemption of Shares; (iii) from the Fund, the distribution service fees with respect to the Shares of those Classes as designated in Appendix A for which a plan under Rule 12b-1 under the 1940 Act (a "Plan") is effective (the "Distribution Fee"); and (iv) from the Fund, the shareholder service fees with respect to the Shares of those Classes as designated in Appendix A (the "Service Fee"). The Distribution Fee and Service Fee shall be accrued daily by each applicable Fund or Class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event on or before the fifth (5th) Fund business day after month-end, at the rate or in the amounts set forth in Appendix A and, as applicable, the Plan(s). The Fund grants and transfers to the Distributor a general unperfected lien and security interest in any and all securities and other assets of the Fund now or hereafter maintained in an account at the Fund's custodian on behalf of the Fund to secure any Distribution Fees and Service Fees owed the Distributor by the Fund under this Agreement.

         (b) The Fund shall cause its transfer agent (the "Transfer Agent") to withhold, from redemption proceeds payable to holders of Shares of the Series and the Classes thereof, all CDSCs properly payable by the shareholders in accordance with the terms of the applicable Prospectus and shall cause the Transfer Agent to pay such amounts over to the Distributor as promptly as possible after each month end.

         (c) Except as specified in Sections 8 and 10(a), the Distributor shall be entitled to no compensation or reimbursement of expenses for the services provided by the Distributor pursuant to this Agreement. The Distributor may receive compensation from the Fund's investment advisors, other service providers or their respective affiliates (collectively, the "Advisor") for its services hereunder or for additional services all as may be agreed to between the Advisor and the Distributor. Notwithstanding anything in this Agreement to the contrary, to the extent the Distributor receives compensation from the Advisor that is disclosed to the Board, the Fund will indemnify, defend and hold each Distributor Indemnitees free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) related in any way to such payment.

         (d) The Fund shall be responsible and assumes the obligation for payment of all its expenses, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and Prospectuses (including but not limited to the expense of setting in type the Registration Statement and Prospectuses and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

         (e) The Fund shall bear the cost and expenses (i) of the registration of its Shares for sale under the Securities Act; (ii) of the registration or qualification of its Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Fund, or its Series or the Classes thereof (but not the Distributor) as an issuer or as a broker or dealer, in such States as shall be selected by the Fund; and (iv) payable to each State for continuing registration or qualification therein until the Fund decides to discontinue registration or qualification. The Distributor shall pay all expenses relating to the Distributor's broker-dealer qualification.

         SECTION 11. SELECTED DEALER AND SELECTED AGENT AGREEMENTS

         (a) The Distributor shall have the right to enter into sub-distribution agreements with securities dealers of its choice ("selected dealers") and with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that all such agreements shall be in substantially the form of agreement as set forth in Appendix B hereto. Shares of each Series or Class thereof shall be resold by selected dealers or selected agents only at the public offering price(s) set forth in the Prospectus relating to the Shares. The Distributor shall offer and sell Shares of the Fund only to such selected dealers as are members in good standing of the NASD. The Distributor shall have the right to enter into shareholder servicing agreements with financial intermediaries of its choice; provided, that all such agreements shall be in substantially the form of agreement as set forth in Appendix C hereto.

         (b) The Distributor will supervise the Fund's relationship with selected dealers and agents and may make payments to those selected dealers and agents in such amounts as the Distributor may determine from time to time in its sole discretion. The amount of payments to selected dealers and agents by the Distributor may be reviewed by the Board from time to time; provided, however, that no payment by the Distributor to any selected dealer or agent with respect to a Share shall exceed the amount of payments made to the Distributor hereunder with respect to that Share.

         SECTION 12. CONFIDENTIALITY

         The Distributor agrees to treat all records and other information related to the Fund as proprietary information of the Fund and, on behalf of itself and its employees, to keep confidential all such information, except that the Distributor may:

             (i) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

             (ii) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

             (iii) release such other information as approved in writing by the Fund, which approval shall not be unreasonably withheld;

provided, however, that the Distributor may release any information regarding the Fund without the consent of the Fund if the Distributor reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities or when so requested by the Fund.

         SECTION 13. EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to each series or class listed in Appendix A on the later of (i) August 31, 1997 or (ii) the date on which the Fund's Registration Statement relating to Shares of the Fund becomes effective. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Fund.

         (b) This Agreement shall continue in effect with respect to a Series Fund for a period of one year from its effectiveness and thereafter shall continue in effect with respect to the Series until terminated; provided, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Directors of the Fund (I) who are not parties to this Agreement or interested persons of any such party (other than as Directors of the Fund) and (II) with respect to each Class of a Series for which there is an effective Plan, who do not have any direct or indirect financial interest in any such Plan applicable to the Class or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on such approval.

         (c) This Agreement may be terminated at any time with respect to a Series, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Series or, with respect to each Class for which there is an effective Plan, a majority of Directors of the Fund who do not have any direct or indirect financial interest in any such Plan or in any agreements related to the Plan, on 60 days' written notice to the Distributor or (ii) by the Distributor on 60 days' written notice to the Fund.

         (d) This Agreement shall automatically terminate upon its assignment and upon the termination of the Distributor's membership in the NASD.

         (e) If the Fund does not file a Required Amendment within fifteen days following receipt of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement immediately.

         (f) The obligations of Sections 5(e), 6(d), 8, 9 and 10 shall survive any termination of this Agreement with respect to a Series or Class thereof.

         SECTION 14. NOTICES

     Any notice required or permitted to be given hereunder by the Distributor to the Fund or the Fund to the Distributor shall be deemed sufficiently given if personally delivered or sent by telegram, facsimile or registered, certified or overnight mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by the other party to the party giving such notice, and unless and until changed pursuant to the foregoing provisions hereof each such notice shall be addressed to the Fund or the Distributor, as the case may be, at their respective principal places of business.

         SECTION 15. ACTIVITIES OF THE DISTRIBUTOR

         Except to the extent necessary to perform the Distributor's obligations hereunder, nothing herein shall be deemed to limit or restrict the Distributor's right, or the right of any of the Distributor's employees, agents, officers or directors who may also be a director, officer or employee of the Fund, or affiliated persons of the Fund to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.


         SECTION 16. ADDITIONAL FUNDS AND CLASSES

         In the event that the Fund establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Series and Classes under this Agreement upon approval of this Agreement by the Fund with respect to the series of Shares or class of Shares and the execution of an amended Appendix A reflecting the applicable names and terms. The Distributor may elect not to make any such series or classes subject to this Agreement.

         SECTION 17. MISCELLANEOUS

         (a) The Distributor shall not be liable to the Fund and the Fund shall not be liable to the Distributor for consequential damages under any provision of this Agreement except that Distributor Claims, as that term is used in
Section 8(a), shall include consequential damages related to, arising out of or based upon any filing made with the regulatory authorities of any State.

         (b) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Distributor and the Fund.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Maryland.

         (d) This Agreement constitutes the entire agreement between the Distributor and the Fund and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) No affiliated person, employee, agent, officer or director of the Distributor shall be liable at law or in equity for the Distributor's obligations under this Agreement.

         (i) The Fund shall be liable to the Distributor only with respect to those Series and Classes of the Fund and the Distributor shall look solely to the Fund to satisfy any liability of a Series or Class thereof to the Distributor.

         (j) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

         (k) The terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                                       TOTAL RETURN U.S. TREASURY
                                       FUND, INC.


                                       By: _________________________
                                           Name:
                                           Secretary

                                           ICC DISTRIBUTORS, INC.


                                       By: _________________________
                                           John Y. Keffer
                                           President

                      TOTAL RETURN U.S. TREASURY FUND, INC.
                             DISTRIBUTION AGREEMENT


                                   Appendix A
                              as of August 31, 1997


                                                                                       Distribution          Service
Series                                             Class                                   Fee                 Fee
---------------------------------------------------------------------------------------------------------------------
Total Return U.S. Treasury Fund, Inc.              Flag Investors Class A                 0.25%                ----
                                                   Flag Investors Class B                 0.35%                0.25%
-------------------------------------------------- --------------------------------- ------------------ ------------------




                                     - A1 -

                      TOTAL RETURN U.S. TREASURY FUND, INC.
                             DISTRIBUTION AGREEMENT


                                   Appendix B
                      [Form of Sub-Distribution Agreement]


                              FLAG INVESTORS FUNDS
                           SUB-DISTRIBUTION AGREEMENT








Ladies and Gentlemen:

         ICC Distributors, Inc. ("ICC"), a Delaware corporation, serves as Distributor (the "Distributor") of the Flag Investors Funds (collectively, the "Funds", individually, a "Fund"). The Funds are open-end investment companies (or series thereof) registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Funds offer their shares ("Shares") to the public in accordance with the terms and conditions contained in the Prospectus of each Fund. The term "Prospectus" as used herein refers to each prospectus on file with the Securities and Exchange Commission which is part of the registration statement of each Fund under the Securities Act of 1933 (the "Securities Act"). In connection with the foregoing you may serve as a participating dealer (and, therefore, accept orders for the purchase or redemption of Shares, respond to shareholder inquiries and perform other related functions) on the following terms and conditions:

         1. Participating Dealer. You are hereby designated a Participating Dealer and as such are authorized (i) to accept orders for the purchase of Shares and to transmit to the Funds such orders and the payment made therefore,
(ii) to accept orders for the redemption of Shares and to transmit to the Funds such orders and all additional material, including any certificates for Shares, as may be required to complete the redemption and (iii) to assist shareholders with the foregoing and other matters relating to their investments in each Fund, in each case subject to the terms and conditions set forth in the Prospectus of each Fund. You are to review each Share

                                      -B1-
purchase or redemption order submitted through you or with your assistance for completeness and accuracy. You further agree to undertake from time to time certain shareholder servicing activities for customers of yours who have purchased Shares and who use your facilities to communicate with the Funds or to effect redemptions or additional purchases of the Shares.

         2. Limitation of Authority. No person is authorized to make any representations concerning the Funds or the Shares except those contained in the Prospectus of each Fund and in such printed information as the Distributor may subsequently prepare. No person is authorized to distribute any sales material relating to any Fund without the prior written approval of the Distributor.

         3. Compensation. As compensation for such services, you will look solely to the Distributor, and you acknowledge that the Funds shall have no direct responsibility for any compensation. In addition to any sales charge payable to you by your customer pursuant to a Prospectus, the Distributor will pay you no less often than annually a shareholder processing and service fee (as we may determine from time to time in writing) computed as a percentage of the average daily net assets maintained with each Fund during the preceding period by shareholders who purchase their shares through you or with your assistance, provided that said assets are at least $25,000 in the fund family for which you are to be compensated, and provided that in all cases your name is transmitted with each shareholder's purchase order.

         4. Prospectus and Reports. You agree to comply with the provisions contained in the Securities Act governing the distribution of prospectuses to persons to whom you offer Shares. You further agree to deliver, upon our request, copies of any amended Prospectus of the relevant Fund to purchasers whose Shares you are holding as record owner and to deliver to such persons copies of the annual and interim reports and proxy solicitation materials of the Funds. We agree to furnish to you as many copies of each Prospectus, annual and interim reports and proxy solicitation materials as you may reasonably request.

         5. Qualification to Act. You represent that you are a member in good standing of National Association of Securities Dealers, Inc. (the "NASD"). Your expulsion or suspension from the NASD will automatically terminate this Agreement on the effective date of such expulsion or suspension. You agree that you will not offer Shares to persons in any jurisdiction in which you may not lawfully make such offer due to the fact that you have not registered under, or are not exempt from, the applicable registration or licensing requirements of such jurisdiction. You agree that in performing the services under this Agreement, you at all times, will comply with the Conduct Rules (formerly the Rules of Fair Practice) of the NASD, including, without limitation, the provisions of Rule 2830 (formerly Section 26) of such Rules. You agree that you will not combine customer orders to reach breakpoints in commission for any purposes whatsoever unless authorized by the then current Prospectus in respect of a particular class of Shares or by us in writing. You also agree that you will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom. In determining the amount payable to you hereunder, we reserve the right to exclude any sales which we reasonably determine are not made in accordance with the terms of the relevant prospectus and provisions of the Agreement.

                                      -B2-

         6. Blue Sky. The Funds have registered an indefinite number of Shares under the Securities Act. The Funds intend to make appropriate notice filings in certain states where such filing is required. We will inform you as to the states or other jurisdictions in which we believe the Shares are eligible for sale under the respective securities laws of such states. You agree that you will offer Shares to your customers only in those states where such Shares are eligible to be sold. We assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

         7. Authority of Fund. Each Fund shall have full authority to take such action as it deems advisable in respect of all matters pertaining to the offering of its Shares, including the right not to accept any order for the purchase of Shares.

         8. Record Keeping. You will (i) maintain all records required by law to be kept by you relating to transactions in Shares and, upon request by any Fund, promptly make such of these records available to the Fund as the Fund may reasonably request in connection with its operations and (ii) promptly notify the Fund if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner.

         9. Liability. The Distributor shall be under no liability to you except for lack of good faith and for obligations expressly assumed by it hereunder. In carrying out your obligations, you agree to act in good faith and without negligence. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or you of compliance with any provisions of the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

         10. Termination. This Agreement may be terminated by either party, without penalty, upon ten days' notice to the other party and shall automatically terminate in the event of its assignment, as defined in the Investment Company Act. This Agreement may also be terminated at any time for any particular Fund without penalty by the vote of a majority of the members of the Board of Directors or Trustees of such Fund who are not "interested persons" (as such phrase is defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Distribution Agreement between such Fund and the Distributor or by the vote of a majority of the outstanding voting securities of the Fund.

                                      -B3-

         11. Communications. All communications other than this agreement and those pertaining to this agreement should be sent to the address listed below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

                         Flag Investors Funds
                         330 West 9th Street, 1st Floor
                         Kansas City, MO  64105

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us both copies of this Agreement to:

                           Flag Investors Funds
                           c/o ICC Distributors, Inc.
                           P.O. Box 7558
                           Portland, Maine 04101
                           Attn: Dealer Services


                                                     ___________________________
                                                     ICC Distributors, Inc.
                                                     By: Richard C. Butt
                                                         Vice President

Confirmed and accepted:

         Firm Name: ____________________________________________________________

         By:        ____________________________________________________________
                                           Signature

                    ____________________________________________________________
                                      Printed Name and Title

         Date: _________________________________________________________________

         Address: ______________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________


         Clears Through: _______________________________________________________

         Phone No.: ____________________________________________________________


                                      -B4-

                      TOTAL RETURN U.S. TREASURY FUND, INC.
                             DISTRIBUTION AGREEMENT


                                   Appendix C
                    [Form of Shareholder Services Agreement]


                         FLAG INVESTORS FAMILY OF FUNDS
                         SHAREHOLDER SERVICING AGREEMENT



                                                              [Date]




Ladies and Gentlemen:

         We wish to enter into this Shareholder Servicing Agreement with you concerning the provision of support services to your clients and customers ("Customers") who may from time to time beneficially own shares of our common stock ("Shares").

         The terms and conditions of this Servicing Agreement are as follows:

         Section 1.

         (a) You agree to provide the following services to Customers who may from time to time beneficially own Shares: (i) aggregating and processing purchase and redemption requests for Shares from Customers and placing net purchase and redemption orders with our distributor; (ii) processing dividend payments from us on behalf of Customers; (iii) providing information periodically to Customers showing their positions in Shares; (iv) arranging for bank wires; (v) responding to Customer inquiries relating to the services performed by you; (vi) providing subaccounting with respect to Shares beneficially owned by Customers; (vii) as required by law, forwarding shareholder communications from us (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers; and (viii) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules or regulations. You will provide to Customers a schedule of any fees that you may charge directly to them for such services. You hereby represent that such fees are not unreasonable or excessive. Shares purchased by you on behalf of Customers will be registered with our transfer agent in your name or in the name of your nominee. The Customer will be the beneficial owner of Shares purchased and held by you

                                      -C1-
in accordance with the Customer's instructions ("Customers' Shares") and the Customer may exercise all rights of a shareholder of the Fund.

         (b) You agree that you will (i) maintain all records required by law relating to transactions in Shares and, upon our request, promptly make such of these records available to us as we may reasonably request in connection with our operations, and (ii) promptly notify us if you experience any difficulty in maintaining the records described in the foregoing clauses in an accurate and complete manner.

         Section 2. You will provide such office space and equipment, telephone facilities and personnel (which may be a part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Customers.

         Section 3. Neither you nor any of your officers, employees, agents or assignees are authorized to make any representations concerning us or Shares except those contained in our then current prospectus for such Shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

         Section 4. For all purposes of this Agreement, you will be deemed to be an independent contractor and will have no authority to act as agent for us in any matter or in any respect. You may, upon prior written notice to us, delegate your responsibilities hereunder to another person or persons; provided, however, that notwithstanding any such delegation, you will remain responsible for the performance of all your responsibilities under this Agreement. By your written acceptance of this Agreement, you agree and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you and your offices, employees, agents or assigns regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Shares by or on behalf of Customers. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

         Section 5. In consideration of the services and facilities provided by you hereunder, we will cause our distributor to pay you, and you will accept as full payment therefore, a fee (as we may determine from time to time in writing) computed as a percentage of the average daily net assets of the Customers' Shares held of record by you from time to time, which fee will be computed daily and payable no less often than annually. For purposes of determining the fees payable under this Section 5, the average daily net assets of the Customer's Shares will be computed in the manner specified in our registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by us or by our distributor, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of Shares, including the sale of such shares to you for the account of any Customer or Customers.

                                      -C2-

         Section 6. You will furnish us or our designees with such information relating to your performance under this Agreement as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and shall otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Directors concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

         Section 7. We may enter into other similar services agreements with any other person or persons without your consent.

         Section 8. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or by our distributor, and is terminable, without penalty, at any time by us or by you upon ten days' notice to the other party hereto and shall automatically terminate in the event of its assignment, as that term is defined in the Investment Company Act of 1940, as amended.

         Section 9. This Agreement will be construed in accordance with the laws of the State of Maryland.

         Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed, or transmitted by similar telecommunications device, if to us at the address below, and if to you, at the address specified by you after your signature below:

                             ICC Distributors, Inc.
                                  P.O. Box 7558
                              Portland, Maine 04101
                           Attention: Dealer Services

                                      -C3-

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us at the address set forth in Section 10 above.

                                           Very truly yours,

                                           ICC DISTRIBUTORS, INC.



                                            By: ______________________________
                                                Richard C. Butt, Vice President

Confirmed and Accepted:

         Firm Name: __________________________________

         By: _________________________________________

         Name: _______________________________________

         Address: ____________________________________

         _____________________________________________

         _____________________________________________

         Date: _______________________________________



                                     - C4 -